  As filed with the Securities and Exchange Commission on September 18, 2000.
                                               Registration No. 333-
                                                                    ------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
            Registration Statement Under The Securities Act of 1933

                             ACTIVEWORLDS.COM, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                    87-0564911
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                     Identification No.)

                                95 Parker Street
                        Newburyport, Massachusetts 01950
                                 (617) 499-0222
         (Address, including zip code, of principal executive offices)

         ActiveWorlds.Com, Inc. Restated 1999 Long Term Incentive Plan
                            (Full title of the plan)

                  Mr. J.P. McCormick, Chief Financial Officer
                             Activeworlds.com, Inc.
                                95 Parker Street
                             Newburyport, MA 01950
                    (Name and address of agent for service)

                                 (978) 499-0222
         (Telephone number, including area code, of agent for service)

                                   copies to:
                           John A. Kostrubanic, Esq.
                              Peabody & Arnold LLP
                                 50 Rowes Wharf
                                Boston, MA 02110

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
        Title Of                       Amount               Proposed         Proposed Maximum     Amount Of
    Securities To Be                    To Be           Maximum Offering       Aggregate         Registration
       Registered                    Registered       Price Per Share (1)    Offering Price          Fee
------------------------------------------------------------------------------------------------------------------

Restated 1999 Long Term            666,667 shares          $1.156 (1)           $770,667             $203
Incentive Plan Common Stock,
par value $0.001 per share
==================================================================================================================

(1) Estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(c) and (h), on the basis of the average high and low sales prices of the Common Stock as reported on NASDAQ Small Cap Market for September 18, 2000.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information.

             We have prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act to register shares of our common stock, par value $.001 per share, issuable under our Restated 1999 Long Term Incentive Plan (the "Plan") as follows:

1. 632,901 shares of our common stock (including additional shares that may be reissued or offered as a result of stock splits, stock dividends or similar transactions relating to these shares) which we have reserved for issuance upon exercise of stock options previously granted under the Plan.

2. 33,766 shares of our common stock (including additional shares that may be reissued or offered as a result of stock splits, stock dividends or similar transactions relating to these shares) which we have reserved for issuance upon exercise of stock options which we may grant in the future under the Plan.

             The information required by Part I of Form S-8 with respect to the foregoing shares is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1).




                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

             The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are on file with the Securities and Exchange Commission, are incorporated in this Registration Statement by reference:

             (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or either (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed or (2) the Registrant's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Registrant's latest fiscal year.

             (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above.

             (c) The description of the Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

             All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post- effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

             Not applicable.

Item 5.  Interests of Named Experts and Counsel.

             The legality of the securities offered hereby will be passed upon for the Registrant by Peabody & Arnold LLP, 50 Rowes Wharf, Boston, Massachusetts 02110.

Item 6.  Indemnification of Directors and Officers.

             Section 145 of the Delaware General Corporation Law and our Bylaws (Exhibit 3.6) provide us with broad power to indemnify our directors and officers.

             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, offices or controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

             Not applicable.

Item 8.  Exhibits.

             The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  Undertakings

             (a)  The Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newburyport, Commonwealth of Massachusetts, on this 18th day of September 2000.




                                       ACTIVEWORLDS.COM, INC.


                                        By:     /s/ Richard F. Noll
                                            ------------------------------------
                                                Richard F. Noll, President


                        POWER OF ATTORNEY AND SIGNATURES

             The undersigned officers and directors of Storage Computer Corporation hereby severally constitute and appoint Richard F. Noll our true and lawful attorney-in-fact and agent with full power of substitution, to execute in our name and behalf in the capacities indicated below any and all amendments to this Registration Statement to be filed with the Securities and Exchange Commission and hereby ratify and confirm all that such attorney-in-fact and agent shall lawfully do or cause to be done by virtue thereof.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.


Signature                           Title                                       Date
---------                           -----                                       ----
                                                                           <C
  /s/ Richard F. Noll               President and chief executive         September 18, 2000
------------------------------      officer and director (principal
      Richard F. Noll               executive officer)


  /s/ J.P. McCormick                Chief financial officer and           September 18, 2000
------------------------------      director (principal financial and
      J.P. McCormick                accounting officer)


 /s/ Alexander M. Adelson           Director                              September 18, 2000
------------------------------
     Alexander M. Adelson


 /s/ Sean Deson                     Director                              September 18, 2000
------------------------------
     Sean Deson

                               INDEX TO EXHIBITS


Exhibit No.         Exhibit
-----------         --------

*4.1 Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on September 5, 1995 (Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2, as amended, (File No. 333-85095) filed August 13,
             1999).

*4.2 Certificate of Amendment to Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on September 29, 1995 (Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form SB-2, as amended, (File No. 333-85095) filed August 13, 1999).

*4.3 Certificate of Amendment to Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on October 12, 1995 (Incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form SB-2, as amended, (File No. 333-85095) filed August 13, 1999).

*4.4 Certificate for Renewal and Revival of Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on September 10, 1997 (Incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form SB-2, as amended, (File No. 333-85095) filed August 13, 1999).

*4.5 Certificate of Amendment to Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on January 21, 1999 (Incorporated by reference to Exhibit 3.5 to the Registrant's Registration Statement on Form SB-2, as amended, (File No. 333-85095) filed August 13, 1999).

*4.6 Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.6.1 to Amendment No. 2 to the Registrant's Registration Statement on Form SB-2, as amended, (File No. 333-85095) filed March 16, 2000).

**5.1        Opinion of Peabody & Arnold LLP regarding legality.

**23.1       Consent of Pannell Kerr Forster PC.

**23.2       Consent of Peabody & Arnold LLP (included in its opinion filed as
             Exhibit 5.1).

**24.1 Power of Attorney (Included on the signature page of this Registration Statement).

------------------------------
 *  previously filed
**  filed herewith